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                                                                     Exhibit 5.1

                       Education Management Corporation

                               October 30, 2001

Education Management Corporation
300 Sixth Avenue
Pittsburgh, Pennsylvania 15222

     Re: Registration Statement on Form S-3
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Ladies and Gentlemen:

     I am the Senior Counsel of Education Management Corporation, a
Pennsylvania corporation (the "Company"), and have acted as such in connection with the Registration Statement on Form S-3 (the "Registration Statement") filed by the Company on October 30, 2001 with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, relating to the public offering of an aggregate 5,175,000 shares of Common Stock, par value $.01 per share of the Company (the "Company Common Stock"), including the offering by the Company of an aggregate of up to 3,971,633 shares of Company Common Stock, including up to 337,500 shares of Company Common Stock which J.P. Morgan Securities Inc., as representative on behalf of itself and the other underwriters (the "Representative"), will have an option to purchase from the Company solely for the purpose of covering over-allotments, and the offering by certain shareholders of the Company (the "Selling Shareholders") of an aggregate of up to 1,203,367 shares of Company Common Stock, including up to 337,500 shares of Company Common Stock which the Representative will have an option to purchase from the Selling Shareholders solely for the purpose of covering over-allotments.

     I am familiar with the Registration Statement. I have reviewed the Company's amended and restated articles of incorporation, as amended, and restated by-laws. I have also examined such other public and corporate documents, certificates, instruments and corporate records, and such questions of law, as I have deemed necessary for purposes of expressing an opinion on the matters hereinafter set forth.

     On the basis of the foregoing, I am of the opinion that the shares to be issued and sold by the Company and sold by the Selling Shareholders under the Registration Statement are duly authorized and have been validly issued and are fully paid and non-assessable.

     I consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the use of my name in the prospectus forming a part thereof under the caption "Legal Matters."

                                            Yours truly,

                                            /s/ Kathleen Clover
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                                            Kathleen Clover
                                            Senior Counsel